Exhibit 99(a)

Statement Under Oath of Principal Executive Officer Regarding Facts and
Circumstances Relating to Exchange Act Filings

I, Morry Weiss, state and attest that:

1.	To the best of my knowledge, based upon a review of the covered reports of American Greetings Corporation, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.	I have reviewed the contents of this statement with the Corporation’s audit committee.

3.	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the fiscal year ended February 28, 2002 of American Greetings Corporation;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of American Greetings Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Morry Weiss Morry Weiss October 14, 2002	Subscribed and sworn to before me this 14th day of October 2002.

/s/ Karen A. Santagata Karen A. Santagata Notary Public, State of Ohio Recorded in Cuyahoga Cty. My Comm. Exp. 8/30/06